UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                  (Amendment 1)



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Earliest Event Reported: September 14, 2004


                               Pacific Sands, Inc.
                               -------------------
                           (Exact name of registrant)




         Nevada                    00-29483                   88-0322882
(State of Incorporation)   (Commission file Number)    (I.R.S. Employer Id. No.)




          1509 Rapids Dr. Racine WI                  53404
          -------------------------                  -----
   (Address of principal executive offices)        (Zip Code)




Registrant's telephone number, including area code  (262) 619-3261
                                                    --------------


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Section 4
Item 4.01 (1)  Changes in Registrant's Certifying Accountant.

As of September 14, 2004, Registrants principal independent auditor, Alex D. Domantay & Associates, declined to stand for re-election. The decision by the independent auditor to decline to stand for re-election had nothing to do with any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure limitation as required by the profession or the S-K regulations, between the auditor and the registrant. The decision by the independent auditor to decline to stand for re-election was based upon the retirement of one of the essential principles in the firm of the independent auditor.

Alex D. Domantay and Associates was retained on August 9, 2001, and operated as the registrant's principal independent auditor during Registrant's fiscal year ending June 30, 2001, June 30, 2002, and June 30, 2003. Alex D. Domantay & Associates also reviewed Registrant's 10-QSB filings for the quarters ending September 2001, December 2001, March 2002, September 2002, December 2002, March 2003, September 2003, December 2003 and March 2004.

The opinion of Alex D. Domantay & Associates during both of Registrant's last two fiscal years contained "going concern" statements wherein the independent auditor based their financial statements upon the assumption that the company would be able to continue as a going concern. The independent auditor raises doubt that registrant will be able to continue as a going concern without increased revenues and additional capital contributions.

The registrant has authorized Alex D. Domantay & Associates to respond fully, with no limitation, to any inquiries presented by the successor independent auditor

Item 4.01 (2)

As of September 14, 2004, registrant has retained the services of Frank Sassetti & Company to act as registrant's principal accountant to audit registrant's financial statements.

Section 9 - Item 9.01 Exhibits.

Exhibit 1. Letter from Alex D. Domantay & Associates, dated September 20, 2004






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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.



                                               Pacific Sands, Inc.
                                               -------------------
                                               (Registrant)

Date: September 21, 2004                       /s/ Michael Michie
                                               ----------------------
                                               Michael Michie, CFO